As filed with the Securities and Exchange Commission on September 24, 2009 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSCEND SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0378756
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Glenlake Parkway, Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Larry Gerdes, Chief Executive Officer

Transcend Services, Inc.

One Glenlake Parkway, Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F. Sandy Smith, Esq. Womble Carlyle Sandridge & Rice, PLLC 271 17th Street, Suite 2400 Atlanta, Georgia 30363 (404) 872-7000 (Office)	Lance Cornell Transcend Services, Inc. One Glenlake Parkway, Suite 1325 Atlanta, GA 30328 (678) 808-0600 (Office)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee
Primary Offering
Debt Securities	—	—	—		—	—
Preferred Stock par value $0.01 per share	—	—	—		—	—
Common Stock par value $0.05 per share	—	—	—		—	—
Warrants	—	—	—		—	—
Total Primary Offering	—	—	$75,000,000.00		$4,185.00	(4)
Secondary Offering
Common Stock	1,000,000	$17.49	$17,490,000.00	(5)	$975.94	(5)
Total			$92,490,000.00		$5,160.94

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction II.D.

(3)	We are registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $75,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, up to 1,000,000 shares of our Common Stock may be offered pursuant to this registration statement by the selling stockholders. This registration statement also covers any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(4)	With respect to the primary offering, calculated pursuant to Rule 457(o) under the Securities Act.

(5)	With respect to the secondary offering, pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s Common Stock traded on NASDAQ Global Market on September 22, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion, Dated September 24, 2009

PROSPECTUS

$75,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

We may from time to time offer to sell any combination of debt securities, Preferred Stock ($0.01 par value), Common Stock ($0.05 par value) and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75,000,000. The selling stockholders may also offer up to 1,000,000 shares of our Common Stock in one or more offerings at varying prices. We will not receive any proceeds from sales made by the selling stockholders.

This prospectus provides a general description of securities that may be offered and sold from time to time. Each time securities are sold, we will provide their specific terms in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our securities may be offered by us or one or more of the selling stockholders, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If agents, underwriters or dealers sell the securities, we will name them and describe their compensation in a prospectus supplement. See “Plan of Distribution.”

Our Common Stock is listed on the NASDAQ Global Market under the symbol “TRCR.” Our prospectus supplement will indicate if any other securities offered hereby are listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

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ABOUT THIS PROSPECTUS

Overview

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000, and the selling stockholders may offer up to an additional 1,000,000 shares of our Common Stock in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “Transcend Services, Inc., the “Company”, “we,” “us” and “our” refer to Transcend Services, Inc., and such references with respect to dates or time periods after August 31, 2009, also include our wholly owned subsidiary Medical Dictation Services, Inc. References in this prospectus to “Transcend” refer solely to Transcend Services, Inc. with respect to all dates and time periods.

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PROSPECTUS SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

About Transcend

We are a healthcare services company focused on providing medical transcription services to hospitals and healthcare systems in the United States. The reports we deliver comprise a key component of the patient medical record. Our mission is to provide accurate documentation of the patient/medical provider encounter on-time at a fair price. We are one of the largest medical transcription companies in the U.S. market.

Medical transcription services consist of three primary phases:

•

Phase I: Dictation Capture. In this phase, a physician dictates the results of a patient encounter or procedure into one of a number of different voice capture systems, including hand-held devices, dictation capture systems at customer sites and telephone dictation capture system located in our data center in Atlanta, Georgia. The result is an electronic voice file that is ready for processing.

•

Phase II: Voice to Text. Using a workflow system, voice files are either routed directly to medical language specialists (MLS) to be transcribed (typed) or are routed through speech recognition and natural language processing systems which produce a draft which is routed to the MLS for editing. The result is an XML-tagged report in a standardized clinical document architecture that is ready to be returned to the customer.

•

Phase III: Distribution. Completed reports are distributed to the customer electronically and are either interfaced to the customer’s electronic medical record and/or hospital information systems, printed at the customer’s site or faxed to the customer.

We provide two primary medical transcription options for customers: (1) transcription services and technology using our proprietary BeyondTXT workflow platform or (2) transcription services using a customer’s transcription system. If the customer does not have its own transcription technology or no longer has the desire or resources to maintain and upgrade the technology they do have in place, the BeyondTXT platform provides a turnkey solution. If the customer has invested in its own transcription technology and wishes to keep that system in place, our transcriptionists access the system and perform all transcription services using the customer’s system.

Our Strategy

Our strategy is to succeed in the marketplace by successfully executing six key strategies:

•	Provide unparalleled service to customers
•	Increase market penetration
•	Sustain technological leadership
•	Attract and retain talented professionals in the U.S.
•	Increase utilization of offshore resources
•	Successfully complete and integrate acquisitions.

Recent Developments

On September 11, 2009, we announced that we had entered into a five-year single-source contract to provide medical transcription services to Health Management Associates, Inc., or HMA. Prior to signing this agreement, we had individual contracts with approximately 45 of HMA’s 56 hospitals. The new agreement expands the existing relationship between us and HMA to include the remaining 11 HMA hospitals which are currently using other transcription service providers. These hospitals will be transitioned to us over a six-month period starting on October 1, 2009. In addition, pursuant to the terms of the agreement, any future hospitals acquired or managed by HMA will transition to us as soon as practicable. HMA’s hospitals also have approximately 80 transcriptionists who will be offered the opportunity to join our team on or about October 1, 2009.

On August 31, 2009, we purchased from Dorothy K. Fitzgerald all issued and outstanding shares of Medical Dictation Services, Inc., or MDI. Headquartered in Gaithersburg, Maryland, MDI is a leading medical transcription company with approximately 450 employees providing service to approximately 30 customers located predominantly in the mid-Atlantic region of the United States.

Transcend purchased MDI to capitalize on the potential for the acquired business to grow, leverage Transcend’s fixed overhead costs across a larger revenue base and increase our presence in the Mid-Atlantic region of the United States. Transcend acquired all issued and outstanding shares of MDI Common Stock for an estimated purchase price of $15,310,000, subject to certain post-closing adjustments. Payment of the purchase price was and will be made as follows: (a) $9,310,000 in cash paid at closing; (b) $2,000,000 in cash payable within 30 days after receipt of interim financial statements and audited financial statements for the last two fiscal years; (c) a one-year 5% $2,000,000 promissory note payable to the selling stockholder; and (d) $2,000,000 of Transcend Common Stock (119,940 shares). A portion of the cash price paid was funded with proceeds from the new loan and security agreement described below. In connection with the purchase, Transcend also entered into a registration rights agreement.

On August 31, 2009, Transcend and MDI entered into a loan and security agreement with Regions Bank. Transcend and MDI are both “borrowers” under the new loan and security agreement, which replaced our previous credit facility with Healthcare Finance Group. The new agreement includes a one-time term loan of $7.0 million for the costs and expenses of, and to the extent necessary a portion of the purchase price for, the purchase of MDI. The loan and security agreement also provides for up to $5.0 million in a revolving loan commitment based on eligible accounts receivable. We may use proceeds of the revolving loan only for working capital, general corporate purposes and specified acquisitions. The maximum amount for the revolving loan may be increased at the discretion of Regions Bank to $8.0 million. The term loan principal is payable in monthly installments of $155,555.55 beginning December 1, 2009 and ending August 1, 2013. The revolving loan commitment expires on August 31, 2010. Borrowings bear interest at a rate based on the current LIBOR, and are secured by substantially all of the borrowers’ assets.

Corporate Information

Transcend is a Delaware corporation, which was originally incorporated in California in 1976 as TriCare, Inc. and then reorganized as a Delaware corporation in 1988. We completed our initial public offering in 1990. In 1995, we acquired Transcend Services, Inc., a Georgia corporation, and changed our name to Transcend Services, Inc. Our principal executive offices are located at One Glenlake Parkway, Suite 1325, Atlanta, Georgia 30328. Our telephone number is (678) 808-0600. Our website address is www.transcendservices.com. Information contained on our website is not part of this prospectus.

The Offering

We may sell up to an aggregate of $75.0 million of the following securities from time to time:

•	debt;
•	shares of our Preferred Stock;
•	shares of our Common Stock; or
•	warrants for the purchase of any of the above securities.

When we use the term securities in this prospectus, we mean any of the securities we may offer with this prospectus from time to time, unless we indicate otherwise. When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our subsidiaries, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we or the selling stockholders use and the discounts or commissions payable to them for their services.

The selling stockholders may sell up to 1,000,000 shares of our common stock from time to time.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the years ended December 31, 2004 to 2008 and the six months ended June 30, 2009 is as follows

	For the Year Ended December 31,					Six Months Ended June 30, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges (1)	13.1:1	(2)	3.6:1	19.4:1	60.2:1	71.8:1

(1)	For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest component of rental expense. Earnings consist of income (loss) before income taxes plus (a) fixed charges, and (b) amortized premiums, discounts and capitalized expenses related to indebtedness; less (a) interest capitalized. We have not included a ratio of earnings to combined fixed charges and Preferred Stock dividends because we do not have any Preferred Stock outstanding as of the date of this prospectus.

(2)	In 2005, fixed charges exceeded earnings by $1,189,000.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, each of which are incorporated by reference in this prospectus, before making an investment decision. Risks and uncertainties which we currently deem immaterial also may materially harm our business operations, results and financial condition.

FORWARD LOOKING STATEMENTS

Certain statements in this prospectus or incorporated by reference herein may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based upon current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those referred to at “Risk Factors” above. These forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward looking statements, but their absence does not mean that a statement is not forward looking. Forward-looking statements in this prospectus or incorporated by reference herein may include, but are not limited to, any statements regarding:

•	demand for medical transcription services;
•	the impact of government regulation and managed care;
•	outsourcing trends;
•	our ability to complete and integrate acquisitions and manage future growth;
•	our ability to generate new customer accounts;
•	our ability to generate new business by working with technology partners;
•	our ability to maintain technological leadership;
•	the adequacy of our capital and our ability to obtain needed capital; and
•	the ability to obtain and maintain required technology such as third party software.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus to:

•	fund future acquisitions;
•	reduce outstanding indebtedness, if any; and
•	provide working capital and cash reserves to facilitate reaching our strategic goals.

The amounts actually expended for each purpose may vary significantly and are subject to change in our discretion depending upon factors such as economic or industry conditions, changes in the competitive environment and strategic opportunities that may arise. We will set forth in the particular prospectus supplement our intended uses for the net proceeds we receive from the sale of our securities, and the approximate amount intended to be used for each such purpose. At that time, we will also provide appropriate information regarding indebtedness we intend to discharge, and assets or businesses we intend to acquire, utilizing the proceeds. Pending the uses described above, we plan to invest the net proceeds of this offering in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from sales made by the selling stockholders.

SELLING STOCKHOLDERS

We are registering for resale up to 1,000,000 shares of our outstanding common stock held by certain of our stockholders who may also be our employees, executive officers or directors. The common stock to be sold by the selling stockholders was acquired in 1995 when Transcend Services, Inc. and TriCare, Inc. merged, upon conversion of Series A Convertible Preferred Stock acquired in 1997, upon conversion of Series B Preferred Stock acquired in 2000, in a private placement as part of the 2005 acquisition by Transcend of Medical Dictation, Inc., upon the exercise of options or pursuant to one or more of our equity incentive plans, in a private placement as part of the August 31, 2009 acquisition of MDI or in open market purchases. Common stock issued pursuant to our equity incentive plans has been registered with the SEC on a registration statement on Form S-8.

The prospectus supplement for any offering of our common stock by the selling stockholders will include the following information:

•	the name of each selling stockholder;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares of common stock held by each selling stockholder prior to the offering;

•	the number of shares of common stock to be offered for each selling stockholder’s account; and

•	the number, and, if required by law, the percentage of outstanding shares of common stock held by each of the selling stockholders before and after the offering.

Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including:

•	directly to one or more purchasers;

•	through agents;

•	to or through one or more underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders (and any of their pledgees, assignees, and successors in interest), may sell the common stock, include through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, the selling stockholders also may sell their shares in accordance with Rule 144 or other exemptions available under the Securities Act rather than under this prospectus.

We or the selling stockholders may enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling stockholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling stockholders’ short positions;

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enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

We or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may be underwriters and may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, including financial institutions, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. We or the selling stockholders may grant underwriters an option to purchase additional securities to cover over-allotments. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly in jurisdictions where we are authorized to do so. In such cases, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders, as applicable, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act and to reimburse them for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock, which is traded on the NASDAQ Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing our preferred stock on any securities exchange or quotation system.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities, subordinated debt securities or junior subordinated debt securities in one or more series. The specific terms of any series of debt securities will be described in the applicable prospectus supplement relating to that series of debt securities. The following description of the debt securities and any description of debt securities in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the applicable indenture relating to such debt securities, a copy of which we will file with the SEC in connection with the issuance of any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the classification as senior debt securities, subordinated debt securities or junior subordinated debt securities and the specific designation;
•	the aggregate principal amount, purchase price and denomination;
•	the priority of payments on such securities;
•	the currency in which such debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;
•	the date of maturity;
•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;
•	the interest payment dates, if any;
•	the place or places for payment of the principal of and any premium and/or interest on such debt securities;
•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
•

whether we will issue such debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue such debt securities in definitive form and under what terms and conditions;
•

the terms on which holders of such debt securities may convert or exchange such securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange;

•	the price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;
•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for such debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;
•	the depository for global certificated securities, if any;
•	with respect to junior subordinated debt securities, information regarding the trustee;
•	any other specific terms of such debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations;
•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and
•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present such securities for transfer, in the manner, at the places and subject to the restrictions stated in such debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture. If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions applicable to such debt securities. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable senior indebtedness. Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand the circumstances that constitute an event of default and the circumstances that do not. The indenture may provide for the issuance of debt securities in one or more series and may provide that an event of default may be determined on a series by series basis. The events of default will be defined under the indenture and described in the applicable prospectus supplement. The prospectus supplement will contain:

•

the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement also will contain a description of the method by which the holders of the outstanding debt securities may rescind declarations of acceleration and waive past defaults of the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right. The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement. We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which we may modify the rights and interests of the holders of any series of debt securities without the consent of such holders.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement also will describe the circumstances under which we may not exercise this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 15,000,000 shares of our common stock, par value $0.05 per share, of which approximately 8,628,282 shares were issued and outstanding as of August 31, 2009. This description of our common stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Holders of common stock are entitled:

•	to cast one vote for each share held of record for the election of directors and one vote on all other matters submitted to a vote of the stockholders;
•

subject to the rights of any holders of preferred stock that may be issued in the future, to receive, on a pro rata basis, dividends and distributions, if any, that our board of directors may declare out of legally available funds; and

•

upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us.

The outstanding shares of common stock are, and the shares of common stock which may be issued by us in connection with an offering under this registration statement will be duly authorized, validly issued, fully paid and non-assessable.

As of September 22, 2009, there were 244 holders of record of our common stock.

Anti-Takeover Effect of Our Charter and Bylaw Provisions and Delaware Corporate Law

Our certificate of incorporation and bylaws and the Delaware corporate law contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without our stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•

at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve even if a change in control would be beneficial to the interests of our stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. In addition, our bylaws provide that we shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate is or was one of our directors or officers, or serves or served any other corporation at our request.

Further, our bylaws provide that the indemnification of our directors and officers provided thereby shall apply to acts and transactions occurring prior to and after the adoption of the bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

NASDAQ Global Market Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “TRCR.”

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue 2,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of Preferred Stock are issued or outstanding. Previously issued shares were designated as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Those shares, which are no longer outstanding, are now subject to reissuance, but not as part of the previous series. Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or a duly authorized committee thereof. The preferred stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

•	the distinctive serial designation of such series of Preferred Stock which shall distinguish it from other series of Preferred Stock;
•	the number of shares of such Preferred Stock offered in such series;
•

the dividend rate (or method of determining such rate) payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

•

whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•

the amount or amounts, if any, which shall be payable out of the assets of the corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payments of the shares of such series;

•

the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

•

the obligations, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Company or other securities or property of the Company or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of exchange or conversion and any adjustments applicable thereto;

•

whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to other provisions of the Company’s certificate of incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be composed solely of such series or of such series and one or more other series or classes of capital stock of the Company) and that all shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series of separate class are voted on such matter; and any other related rights, preferences and limitations of the shares of the series not inconsistent with the foregoing or with applicable law.

Rights with respect to a series of our preferred stock may be greater than those attached to our common stock or other series of our preferred stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.

The statements above describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including any applicable certificate of designations, our bylaws and the DGCL.

Transfer Agent

The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of our debt securities, preferred stock or Common Stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations;
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants;
•	amount of warrants or rights outstanding; and
•	provisions for changes to or adjustments in exercise price.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs summarize certain provisions of the DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the Commission as exhibits to documents previously filed by us. See “Where You Can Find More Information” and “Information Incorporated By Reference.”

Our certificate of incorporation limits our directors’ liability to Transcend and our stockholders to the fullest extent permitted by the DGCL. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

Our bylaws provide that special meetings of stockholders may be called at any time by the Chairman of our board of directors, our chief executive officer, president, secretary, our board of directors or by any stockholder pursuant to the written request of the holders of not less than one-tenth of the total vote entitled to be cast at a stockholder meeting.

VALIDITY OF THE SECURITIES

The validity of the securities offered by means of this prospectus will be passed upon for us by Womble Carlyle Sandridge & Rice, PLLC.

EXPERTS

The consolidated balance sheet of Transcend Services, Inc., a Delaware corporation, as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008, filed with the Commission on Form 10-K for the year ended December 31, 2008, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of Transcend Services, Inc. as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2007, filed with the Commission on Form 10-K for the year ended December 31, 2008, have been audited by Habif, Arogeti & Wynne, LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of Transcend Services, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006, filed with the Commission on Form 10-K for the year ended December 31, 2008, have been audited by Miller Ray Houser & Stewart LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and are required to file annual, quarterly and other reports, proxy statements and other information with the Commission. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the Commission in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the Commission’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the Commission at (800) SEC-0330. Additionally, the Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. Our common stock is listed and traded on the NASDAQ Global Market. You may inspect the information we file with the SEC at the NASDAQ’s offices. For further information on obtaining copies of our public filings at the NASDAQ Global Market, you should call (212) 401-8700. Information about us is also available at our website at www.transcendservices.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference information that we file with the Commission, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents, as well as any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and
•	Our Current Reports on Form 8-K filed on January 2, 2009, January 7, 2009, March 27, 2009, April 6, 2009, August 17, 2009, August 28, 2009, September 3, 2009, and September 17, 2009; and
•	The description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission on January 8, 1990, pursuant to the Securities Exchange Act of 1934.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents that are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to:

Transcend Services, Inc.

Attention: Jane Moles

One Glenlake Parkway

Suite 1325

Atlanta, Georgia 30328

Telephone: (678) 808-0600

See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the Commission. Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PART II

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Company rather than the selling stockholders.

Securities and Exchange Commission registration fee	$5,145.32
Accountants’ fees and expenses	$50,000.00
Legal fees and expenses	$100,000.00
Blue Sky fees and expenses	$5,000.00
Transfer Agent’s fees and expenses	$5,000.00
Printing and engraving expenses	$15,000.00
Trustee’s Fees	$5,000.00
Miscellaneous	$15,000.00

Total Expenses	$200,145.32

Item 15.	Indemnification of Directors and Officers

The Company’s certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. In addition, the Company’s bylaws provide that the Company shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or serves or served any other corporation at the request of the Company.

Further, the Company’s bylaws provide that the indemnification of directors and officers of the Company provided thereby shall apply to acts and transactions occurring prior to and after the adoption of the bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

1.1 *	Form of Debt Securities Underwriting Agreement

1.2 *	Form of Equity Securities Underwriting Agreement

4.1	Certificate of Incorporation, amended and restated pursuant to Rule 102 of Regulation S-T, incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-106446) filed on June 25, 2003, Exhibit 4.1

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 000-18217), dated December 19, 2007

4.3 *	Form of Preferred Stock Certificate

Exhibit No.	Description of Exhibit

4.4 *	Form of Debt Security

4.5 *	Form of Debt Warrant

4.6 *	Form of Equity Warrant

4.7	Form of Indenture, between Registration and one or more Trustees to be Named

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP

23.2	Consent of Habif, Arogeti & Wynne, LLP

23.3	Consent of Miller Ray Houser & Stewart LLP

23.4	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

25.1 *	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

The agreements identified in this report as exhibits, as well as those agreements which are exhibits to filings incorporated herein by reference are between and among the parties to them, and are not for the benefit of any other person. Each agreement speaks as of its date, and the Company does not undertake to update them, unless otherwise required by the terms of the agreement or by law. As permitted, the Company has omitted some disclosure schedules because the Company has concluded that they do not contain information that is material to an investment decision and is not otherwise disclosed in the agreement or this report. Omitted schedules may nevertheless affect the related agreement. The agreements, including the Company’s representations, warranties, and covenants, are subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company contained in the agreements may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreements may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company’s representations, warranties, or covenants.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 and section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 24th day of September, 2009.

TRANSCEND SERVICES, INC.

By:	s/s Larry G. Gerdes
Larry G. Gerdes
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Gerdes and Lance Cornell as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry G. Gerdes Larry G. Gerdes	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 24, 2009

/s/ Lance Cornell Lance Cornell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 24, 2009

/s/ Joseph G. Bleser Joseph G. Bleser	Director	September 24, 2009

/s/ Joseph P. Clayton Joseph P. Clayton	Director	September 24, 2009

/s/ James D. Edwards James D. Edwards	Director	September 24, 2009

/s/ Walter S. Huff, Jr. Walter S. Huff, Jr.	Director	September 24, 2009

Signature	Title	Date

/s/ Sidney V. Sack Sidney V. Sack	Director	September 24, 2009

/s/ Charles E. Thoele Charles E. Thoele	Director	September 24, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1 *	Form of Debt Securities Underwriting Agreement

1.2 *	Form of Equity Securities Underwriting Agreement

4.1	Certificate of Incorporation, amended and restated pursuant to Rule 102 of Regulation S-T, incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-106446) filed on June 25, 2003, Exhibit 4.1

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 000-18217), dated December 19, 2007

4.3 *	Form of Preferred Stock Certificate

4.4 *	Form of Debt Security

4.5 *	Form of Debt Warrant

4.6 *	Form of Equity Warrant

4.7	Form of Indenture, between Registration and one or more Trustees to be Named

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP

23.2	Consent of Habif, Arogeti & Wynne, LLP

23.3	Consent of Miller Ray Houser & Stewart LLP

23.4	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

25.1 *	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

The agreements identified in this report as exhibits, as well as those agreements which are exhibits to filings incorporated herein by reference are between and among the parties to them, and are not for the benefit of any other person. Each agreement speaks as of its date, and the Company does not undertake to update them, unless otherwise required by the terms of the agreement or by law. As permitted, the Company has omitted some disclosure schedules because the Company has concluded that they do not contain information that is material to an investment decision and is not otherwise disclosed in the agreement or this report. Omitted schedules may nevertheless affect the related agreement. The agreements, including the Company’s representations, warranties, and covenants, are subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company contained in the agreements may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreements may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company’s representations, warranties, or covenants.